UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 2022

Ecoark Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53361	30-0680177
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Pearl Parkway Suite 200, San Antonio, TX	78215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-800-762-7293

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ZEST	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Item 1.01 Entry into a Material Definitive Agreement.

Beginning on December 13, 2022 through December 30, 2022, Ecoark Holdings, Inc. (the “Company”) received advances totaling $125,000 from Randy May, the Company’s Chief Executive Officer and Chairman of the Board of Directors. The advances were made by Mr. May without bearing interest or having any fixed maturity date, but with the understanding that the Company will repay these advances as and when it has sufficient working capital to do so.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Nasdaq Letter on Shareholder Voting Rules

On December 27, 2022, the Company received a letter (the “Letter”) from the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company of its noncompliance with shareholder approval requirements set forth in Listing Rule 5635(d), which requires shareholder approval for transactions, other than public offerings, involving the issuance of 20% or more of the pre-transaction shares outstanding at less than the Minimum Price (as defined therein). Additionally, the Letter indicates that the Company has violated Nasdaq’s voting rights rule set forth in Listing Rule 5640. The matters described in the Letter relate to an amendment to the Certificate of Designation of Rights, Preferences and Limitations (the “Certificate”) of the Series A Convertible Redeemable Preferred Stock (the “Series A”), 1,200 shares of which were issued by the Company on June 8, 2022 in a private placement transaction which was previously disclosed on a Current Report on Form 8-K filed on June 9, 2022. Specifically, the Company amended the Certificate on November 28, 2022 to: (i) increase the stated value of the Series A from $10,000 to $10,833.33; (ii) provide for the dividends payable under the Series A to be payable in common stock rather than cash effective beginning November 1, 2022, and (iii) reduce the conversion price of the Series A from $2.10 to the lesser of (1) $1.00 and (2) the higher of (A) 80% of the 10-day daily volume weighted average price and (B) $0.25 (the “Amendment”). According to the Letter, the Company was required to obtain shareholder approval to effect the Amendment because the Series A as amended provides for the potential issuance of 51,999,984 shares of common stock at less than the Minimum Price under Listing Rule 5635(d), and the Amendment also violates Listing Rule 5640 by providing the holder of the Series A with voting rights on an as-converted basis with the Series A convertible into common stock at a discount, thereby violating Listing Rule 5640.

According to the Letter, the Company has 45 calendar days from the date of the Letter, or until February 10, 2023, to submit a plan to regain compliance with the referenced Listing Rules, and if such plan is accepted by Nasdaq, the Company can receive an extension of up to 180 calendar days from the date of the Letter to evidence compliance. However, if the Company’s plan is not accepted by Nasdaq, or is not sufficiently executed to regain compliance and remedy the matters set forth in the Letter, the Company’s common stock will be subject to delisting.

The Letter also provides that the Company’s name will be included on a list of all non-compliant companies which Nasdaq makes available to investors on its website at listingcenter.nasdaq.com, beginning five business days from the date of the Letter. As part of this process, an indicator reflecting the Company’s non-compliance will be broadcast over Nasdaq’s market data dissemination network and will also be made available to third party market data providers.

The Company will also submit an announcement to Nasdaq’s MarketWatch Department in accordance with the Letter.

The Letter has no immediate impact on the listing of the Company’s common stock, which will continue to be listed and traded on The Nasdaq Capital Market, subject to the Company’s compliance with the Letter and other continued listing requirements of The Nasdaq Capital Market.

In connection with the Letter, the Company also received correspondence from a Nasdaq representative requesting that the Company provide certain information about the Company and its sale of White River Holdings Corp. to White River Energy Corp (formerly Fortium Holdings Corp.) in exchange for shares of convertible preferred stock of White River Energy Corp (as previously disclosed on the Company’s Current Report on Form 8-K filed on July 29, 2022), including as it pertains to the $30,000,000 in preferred stock value being carried on the Company’s balance sheet as consideration for the sale of the entity. According to the correspondence, the request was made under Listing Rule 5250 which provides that a listed company will provide Nasdaq with requested information deemed necessary to make a determination regarding the such company’s continued listing. The Company was given a deadline of January 11, 2023 to provide Nasdaq the requested information.

The Company is still evaluating and preparing the plan requested in the Letter to address the issues set forth therein, but intends to hold a meeting of its shareholders to approve the Amendment, and to coordinate with the Series A holder in an effort to address the issues set forth in the Letter and prepare the plan to submit to Nasdaq in accordance with the Letter as described above.

Nasdaq Minimum Bid Price Deficiency

On December 30, 2022, the Company received another letter from the Nasdaq notifying the Company of its noncompliance with Listing Rule 5550(a)(2) by failing to maintain a minimum bid price for its common stock of at least $1.00 per share for 30 consecutive business days.

According to the letter, the Company has a 180 calendar day grace period to regain compliance with the Listing Rule 5550(a)(2) (the “Grace Period”), subject to a potential 180 calendar day extension, as described below. To regain compliance, the Company’s common stock must have a minimum closing bid price of at least $1.00 per share for at least 10 consecutive business days within the Grace Period. In the event the Company does not regain compliance by June 28, 2023, the end of the Grace Period, the Company may be eligible for an additional 180 calendar day grace period to regain compliance. To qualify for the additional grace period, the Company will be required to meet the continued listing requirement for the market value of its publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second grace period, by effecting a reverse stock split if necessary. However, if it appears to Nasdaq at the end of the Grace Period that the Company will be unable to cure the deficiency, or if the Company is not otherwise eligible for the additional cure period, Nasdaq will provide notice that the Company’s common stock will be subject to delisting.

The letter has no immediate impact on the listing of the Company’s common stock, which will continue to be listed and traded on The Nasdaq Capital Market, subject to the Company’s compliance with the other continued listing requirements of The Nasdaq Capital Market (including those described above under “Nasdaq Letter on Shareholder Voting Rules”).

The Company intends to monitor the bid price of its common stock and assess its options for maintaining the listing of its common stock on The Nasdaq Capital Market.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

December 30, 2022	Ecoark Holdings, Inc.

	By:	/s/ Randy S. May
Randy S. May Chief Executive Officer